Exhibit 3.15

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AMG-SOUTHERN TENNESSEE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “AMG-SOUTHERN TENNESSEE, LLC”.

2980138 8100H	/s/ Jeffrey W. Bullock

110292094 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619740 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/15/1998
981485701 — 2980138
CERTIFICATE OF FORMATION
OF
AMG — SOUTHERN TENNESSEE, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is AMG — Southern Tennessee, LLC (the “Company).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December, 15, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 04/22/1999
991159165 — 2980138
CERTIFICATE OF MERGER
OF
COLUMBIA MEDICAL GROUP — SOUTHERN TENNESSEE, INC.
INTO
AMG—SOUTHERN TENNESSEE, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
     The undersigned limited liability company and corporation DO HEREBY CERTIFY:
     FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
AMG—Southern Tennessee, LLC (the “LLC”)	Delaware

Columbia Medical Group — Southern Tennessee, Inc. (the “Company”)	Tennessee
     SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
     THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be AMG—Southern Tennessee, LLC.
     FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
     SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.
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     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

AMG—SOUTHERN TENNESSEE, LLC
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Manager

COLUMBIA MEDICAL GROUP — SOUTHERN TENNESSEE, INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041701 — 2980138
CERTIFICATE OF AMENDMENT
OF
AMG-Southern Tennessee, LLC
     1. The name of the limited liability company is AMG-Southern Tennessee, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of AMG-Southern Tennessee, LLC this 15 day of January, 2002.

AMG-Southern Tennessee, LLC
/s/ William F. Carpenter III
William F. Carpenter III
Title Manager